2 Code of Conduct

Borr Drilling Code of Conduct 2 COR-PRO-0682 Version 6 Message from our CEO The Borr Drilling Group of Companies delivers services to the oil and gas industry on a global basis and we are strongly committed to conducting our business fairly, ethically and in compliance with all relevant laws and regulations. This is reflected in the framework of this Code of Conduct, which sets out some of the key principles which underpin this core value. I strongly believe that our ethical business culture is central to our success and therefore this Code of Conduct includes mandatory requirements for everyone who works on our behalf anywhere in the world and sets out our expectations of all Borr employees and business partners. It is the responsibility of all of you to be familiar with, and uphold, this Code of Conduct. I am confident that the framework of the key principles set out in this Code of Conduct, the application of sound judgement and robust efforts to ensure transparency in all aspects of our business, will ensure that decisions made by or on behalf of any company in the Borr Drilling Group are honest and will withstand scrutiny. /s/ Bruno Morand Bruno Morand CEO Scope and Responsibility The Code of Conduct applies to all directors, officer and employees (including temporary personnel and contractors) of any company in the Borr Drilling group of companies. It also applies to intermediaries, consultants, agents and other parties who act on our behalf. Borr Drilling requires support from all suppliers and business partners to ensure that the principles of this Code of Conduct are applied in all aspects of the business and operations of Borr Drilling. The Code of Conduct provides a framework for conduct which Borr Drilling considers to be responsible and ethical, but it is not intended to be an exhaustive manual. It is mandatory for everyone working on behalf of Borr Drilling to exercise good judgement, care and consideration at all times. We will support its implementation through procedures outlined in the Borr Management System. Where there are differences between applicable laws and regulations and the standards set out in this Code of Conduct, the highest standard consistent with applicable local laws shall be applied. Failure to comply with this Code of Conduct will not be tolerated and may lead to disciplinary action which could result in dismissal or termination of a contract. In cases of fraud, criminal prosecution and action may be taken to recover losses. This Code of Conduct should be read in conjunction with our policies and procedures, including our Whistleblowing Policy and Procedure. We encourage anyone who has a genuine concern to feel confident that it can be raised safely in the knowledge that it will be taken seriously and investigated.

Borr Drilling Code of Conduct 3 COR-PRO-0682 Version 6 Part A – Business Activity 1. Bribes and Facilitation Payments Borr Drilling expressly prohibits the offering or accepting of any form of bribe, whether private or public, and the offering or making of a facilitation payment is strictly forbidden. Bribery occurs when there is an improper offer or payment (or a request for payment), gift or advantage which could influence a business outcome or the conduct of someone who acts on Borr Drilling´s behalf in carrying out their duties. Turning a blind eye to bribery, or the suspicion of bribery, may result in liability for Borr Drilling and may also lead to personal liability for persons involved. The Borr Drilling Code of Conduct requires that no person to whom it applies (either directly or indirectly through a third party) (i) offers anything of value to influence the actions or decisions of any official, other person in public or legal duty, any person acting on behalf of customers or sub- contractors/suppliers, or any other third party, or (ii) otherwise obtains any improper advantage in selling goods and services, conducting financial transactions or representing Borr Drilling´s interests. Facilitation Payments Facilitation payments are payments aimed at expediting or securing the provision of products or services which are otherwise legally available. The payment is usually not intended to influence the outcome of the official’s action, only its timing. Facilitation payments shall not be made by any person acting on behalf of Borr Drilling, even if not considered to be a criminal offence in any relevant jurisdiction. Borr Drilling will intervene to support anyone who reports that a payment is demanded to avert an immediate personal threat. Public officials Nobody to whom this Code of Conduct applies shall obtain or retain business or other improper advantage when conducting business, offering, promising or giving any undue advantage to a public official (or a third party) to make the official act or refrain from acting in relation to the performance of her/his duties. This applies regardless of whether the advantage is offered directly or through an intermediary No employee or business partner will suffer adverse consequences for refusing to engage in improper payment activities, even if this results in loss of business. It may be acceptable to accept gifts of modest value and after careful evaluation of the following: o the intention behind the gift, and the reasonable perception of anyone reviewing it; o the relationship between Borr Drilling and the donor; o whether Borr Drilling is in a contracting or a negotiation phase. Under no circumstances shall gifts be accepted in the context of any contract negotiation, bidding, or award. In any other situation, sound judgement should be exercised and advice of a senior manager sought in cases of any doubt.

Borr Drilling Code of Conduct 4 COR-PRO-0682 Version 6 Particular caution must be exercised regarding entertainment involving public officials in relation to business meetings or inspections. Any gifts received are considered company property and shall be properly recorded in a gift register maintained by the legal department. Hospitality It is a normal part of our business to invite or be invited to attend events and entertainment and accepting is permissible provided that such invitations are infrequent, modest and reasonably considered to be relevant to maintaining a relationship which is in the business interests of Borr Drilling. Hospitality, expenses, or other favours must not be offered or received where it could be perceived to influence decision making in situations of contract negotiation, bidding or award. Where entertainment is offered on behalf of Borr Drilling, the cost of entertainment must be kept within reasonable limits and must not be accepted on a recurring basis. All travel, accommodation and other expenses incurred by the individual representing Borr Drilling must be claimed under the company expenses policy with a clear record of persons attending and the reason the invitation was deemed to be acceptable under the terms of this Code of Conduct. No person subject to this Code of Conduct, or member of his/her family, shall solicit or accept from an actual or prospective customer or supplier of Borr Drilling any compensation, advance loans (except from established financial institutions on the same basis as other customers), gifts, entertainment, or other favors that are of more than token value or that the employee would not normally be able to reciprocate under normal expense account procedures. The above principles also apply in reverse direction, so that no person subject to this Code of Conduct may offer, participate in or pay for transactions, entertainment, gifts or favors that violate the above principles. All expenses that are incurred on behalf of a customer need to be accurately detailed in expense reports.

Borr Drilling Code of Conduct 5 COR-PRO-0682 Version 6 2. Conflict of Interest Everyone representing Borr Drilling has responsibility to avoid conflicts of interest and must always act in the best interests of Borr Drilling. Conflict of interest can arise due to a financial, commercial, personal interest or relationship in another company or organisation which is doing business with Borr Drilling. This includes suppliers, clients, joint ventures, business partners, government organisations or non-government organisations. Therefore, individuals should take appropriate steps to avoid situations that may create or appear to create conflicts of interest. Careful consideration must be given to whether an interest could, or could be perceived to, influence decisions or conduct by a Borr Drilling representative. All transactions which involve Borr Drilling must be negotiated and agreed strictly on the basis of what is in the best interests of Borr Drilling and with no direct or indirect personal benefit for anyone involved. For this reason, it is a requirement that the Borr Drilling representative has no interests in any business or enterprise which compete with or provides services to Borr Drilling, and/or which could affect that representative’s ability to carry out negotiations for Borr Drilling objectively. It is also required to avoid any transactions involving a related person, such as a close relative or friend. If it is considered that the best interests of Borr Drilling are served by proceeding with a transaction with a related person, the conflict of interest must be approved by the General Counsel. The conflicted individual shall be isolated from any operation, influence and/or decision-making process associated with the subject of the conflict transaction. The General Counsel will confirm this isolation occurs. All directorships, employment or other assignments (paid or unpaid) held or carried out by Borr Drilling´s employees in other enterprises which have, or may expect to have, commercial relations to Borr Drilling, must be reported in writing to the Vice President for Human Resources with a copy to the General Counsel. A person who observes an actual or potential Conflict of Interest may report this to the Whistleblower Hotline or notify a senior manager. 3. Fair Competition Antitrust laws protect free enterprise and prohibit behaviour that limits trade or restricts fair competition. These laws apply to every level of business and are in place to combat illegal practices such as price-fixing, market-sharing or bid-rigging conspiracies, or behaviour that aim to achieve or maintain monopoly. Borr Drilling is committed to fair and open competition, and does not tolerate violation of antitrust laws, competition laws and regulations. Failure to follow these laws may result in criminal penalties including jail sentences and/or fines and loss of employment. Anyone who identifies an actual or potential antitrust concern must promptly notify the General Counsel. The Whistleblower Hotline can also be used for reporting antitrust concerns.

Borr Drilling Code of Conduct 6 COR-PRO-0682 Version 6 4. International Trade Control and Anti-Boycott Laws Borr Drilling is part of a framework of international trade and the controls that governs the global offshore drilling market and we are committed to ensuring compliance with International Trade Control (ITC) laws affecting the movement of goods, services and technology globally. This includes issues such as: o equipment and materials classifications which may determine if import or export licenses are required. o sanctioned entities, individuals or countries; o U.S. Anti-Boycott law. 5. Fraud Prevention and Integrity Diligence We do not tolerate fraud in any form and we expect that everyone employed by or representing Borr Drilling in any capacity has no involvement or engagement in any fraudulent activities to benefit either themselves, Borr Drilling or anyone else. Borr Drilling’s property and resources must not be used for personal advantage. We will only establish and maintain business relations with counterparties who satisfy, and continue to satisfy, the criteria of our due diligence processes which are designed to help us understand who our counterparties are, their values and how their business is conducted. This process involves anti-money laundering checks designed to ensure that no payments to Borr Drilling are made with proceeds of criminal activity. 6. Information Security Borr Drilling´s trade secrets and proprietary data are part of the Company’s valuable intellectual property. These include technical, financial, operating, marketing and administrative information. Whether or not a confidentiality agreement is in place, anyone who becomes privy to such information has an obligation not to use or disclose such information for personal benefit or for the benefit of anyone other than Borr Drilling. Borr Drilling and its employees may from time to time receive or have access to trade secrets or proprietary data of other corporations and others. Employees shall handle these in accordance with any agreements concerning their use or disclosure, and with the same care and under the same restrictions as if they were Borr Drilling’s trade secrets or proprietary data. Furthermore, Borr Drilling employees shall not disclose to other Company employees or use for the benefit of the Company trade secrets and proprietary data of their former employers. Whether inside or outside Borr Drilling and its facilities, employees shall take reasonable precautions to protect confidential information from disclosure. Confidential information must be stored in such a way to ensure that only authorised persons can access it. Employees are obliged to secure laptops and phones by locking them properly, not downloading unauthorised software and not sharing passwords with anyone. E-mail is a business record and employees are expected to use care and discretion when drafting e-mails. Do not send company e-mails to discuss or promote personal religious or political matters

Borr Drilling Code of Conduct 7 COR-PRO-0682 Version 6 Personal data must be handled in accordance with data protection laws. Data on employees and external parties can only be gathered under strict conditions and for legitimate purposes. It is everyone’s responsibility to prevent misuse of such data. Part B – People 7. Labour and Human Rights Borr Drilling recognizes and supports human rights as established in the Universal Declaration on Human Rights and labour rights set out in the International Labour Organisation’s (ILO) conventions. Borr Drilling commits to the following labour and human right principles: i. Not accepting any violation of human rights in our business or supply chain ii. Providing safe and healthy working conditions iii. Non-discrimination of employees iv. Freedom of employment and no forced or compulsory labour v. Child labour is not tolerated vi. Modern slavery not tolerated in our business and supply chain vii. Recognition of worker’s representation. Borr Drilling respects all human rights. Services for Borr Drilling must not involve, nor in any way cause or contribute to, the violation or circumvention of labour and human rights. Borr Drilling issues an annual statement confirming its commitment to supporting legislation which addresses the issue of modern slavery and human trafficking and its zero tolerance policy on child labour and forced labour conditions in any service for or by Borr Drilling, including in its supply chain. If you become aware of any situation in breach with Borr Drilling´s standards, you shall notify your supervisor in writing or contact the Borr Drilling Whistleblower hotline. 8. Diversity and Non-Discrimination Borr Drilling is committed to being recognised for valuing equality and diversity and to treat everyone with fairness, respect and dignity. Borr Drilling´s employees are entitled to expect a workplace free from harassment or discrimination. Borr Drilling will not tolerate: • workplace violence, bullying, intimidation or other behaviour that may be received as threatening or degrading or which conflicts with international laws and practices; • any discrimination in the form of unequal treatment, exclusion or preference based on age, disability, gender, gender identify, sexual orientation, gender reassignment, being married or in a civil partnership, being pregnant or on maternity leave, race including colour, nationality, ethnic or national origin, religion or belief or any other characteristic that does not support the principle of equality; or

Borr Drilling Code of Conduct 8 COR-PRO-0682 Version 6 • any form of harassment or actions which could reasonably be considered to be intimidating or offensive, including any form of unwanted attention of a sexual nature. We expect individuals to take responsibility for ensuring a good working environment free from harassment. Offensive messages and derogatory remarks, including inappropriate or offensive humour, are never acceptable. We encourage you to speak up if you observe or experience harassment or intimidating behaviour. 9. Safety and Security In the oil and gas industry, safety and security are paramount and Borr Drilling is committed to providing a safe and secure environment for all personnel and people working on our drilling units and in our onshore facilities. We work continuously to ensure that we have processes, policies and procedures in place to prevent accidents and incidents involving people, assets and the environment. Everyone working for or with Borr Drilling has a responsibility to contribute to ensure we deliver on this commitment and to understand and follow safety and security processes, policies and procedures applicable to their place of work or location and a positive reporting obligation. 10. Environmental Protection Borr Drilling is committed to protection of the environment. All our rigs and shorebased facilities have environmental management systems and plans aimed at reducing our impact on the environment. It is expected that all employees and business partners follow our environmental procedures. We recognize that intentionally causing pollution or other damage to the environment is strictly prohibited and we require that all environmental incidents are be reported without delay to the appropriate manager or supervisor. Part C – Reporting Concerns 11. Reporting/Notification of Breach This Code of Conduct cannot address every situation that may arise and therefore we have an open communications policy. We encourage everyone working for and with Borr Drilling to raise questions or seek advice if there is any uncertainty around any given situation. It is vital that any observance of or personal experience of unprofessional conduct or any potential or actual violation of this Code of Conduct is immediately reported to the General Counsel; alternatively it may be reported using the Borr Drilling Whistleblower hotline. We give our commitment to ensure that there is no retaliation or any professional impact as a result of reporting under this Code of Conduct. Honesty and transparency are required and anyone knowingly making a false report will be subject to disciplinary or other appropriate action. Whistleblower Hotline The Whistleblower Hotline is intended to provide Borr Drilling employees and others with a safe and independent means of communicating concerns about Borr Drilling.

Borr Drilling Code of Conduct 9 COR-PRO-0682 Version 6 The Whistleblower Hotline is a telephone service and website operated by an independent Third Party. Reports to the hotline are initially shared with the Legal Department and are processed in accordance with the Whistleblower Procedure Contact information for the Whistleblower Hotline is included in a notice displayed in all rigs, offices and other facilities operated by Borr Drilling and is: Telephone: +1 855 866 1826 Website: https://borrethics.alertline.com Regional telephone numbers are also provided on the notices.